Exhibit 8.2

1114 Avenue of the Americas, 23rd Floor New York, New York 10036.7703 USA P. 212.880.6000 | F. 212.682.0200 www.torys.com

∎, 2020

Brookfield Renewable Corporation

250 Vesey Street

15th Floor

New York, New York

Brookfield Renewable Partners L.P.

73 Front Street

5th Floor

Hamilton HM 12, Bermuda

Re: United	States Federal Income Tax Opinion

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Brookfield Renewable Corporation, a British Columbia corporation (“BEPC”), and Brookfield Renewable Partners L.P. (formerly “Brookfield Renewable Energy Partners L.P.”), a Bermuda exempted limited partnership (“BEP”), in connection with the Registration Statement on Form F-1/F-4, as amended (the “Registration Statement”), filed by BEPC and BEP with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance of class A exchangeable subordinate voting shares of BEPC and non-voting limited partnership units of BEP in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of March 16, 2020 (as the same may be amended from time to time, the “Reorganization Agreement”), by and among BEP, BEPC, 2252876 Alberta ULC, an Alberta unlimited liability corporation, TerraForm Power, Inc., a Delaware corporation, and TerraForm Power NY Holdings, Inc., a New York corporation.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)    the Registration Statement;

(ii)    the Limited Partnership Agreement in respect of BEP, dated June 27, 2011, by and among 2288509 Ontario Inc., an Ontario corporation (“2288509”), and Brookfield Renewable Power Inc., an Ontario corporation (“BRPI”);

(iii)    the Amended and Restated Limited Partnership Agreement of BEP, dated as of November 20, 2011, by and among 2288509, BRPI, and each person admitted to BEP as a limited partner in accordance with the provisions of such agreement, as amended May 4, 2012;

(iv)    the Second Amended and Restated Limited Partnership Agreement of BEP, dated as of November 25, 2015, by and among Brookfield Renewable Partners Limited, a Bermuda exempted company (the “BEP General Partner”), and each person admitted to BEP as a limited partner in accordance with the provisions of such agreement;

(v)    the Third Amended and Restated Limited Partnership Agreement of BEP, dated as of February 11, 2016, by and among the BEP General Partner and each person admitted to BEP as a limited partner in accordance with the provisions of such agreement;

(vi)    the Fourth Amended and Restated Limited Partnership Agreement of BEP, dated as of May 3, 2016, by and among the BEP General Partner and each person admitted to BEP as a limited partner in accordance with the provisions of such agreement, as amended (the “BEP Limited Partnership Agreement”);

(vii)    the Limited Partnership Agreement in respect of Brookfield Renewable Energy L.P., a Bermuda limited partnership (“BRELP”), dated June 27, 2011, by and among BREP Holding L.P., a Bermuda limited partnership (the “BRELP General Partner”), and BEP;

(viii)    the Amended and Restated Limited Partnership Agreement of BRELP, dated as of November 20, 2011, by and among BEP and the BRELP General Partner;

(ix)    the Second Amended and Restated Limited Partnership Agreement of BRELP, dated as of November 25, 2015, by and among the BRELP General Partner, BEP, BRPI, Brookfield Energy Marketing L.P., an Ontario limited partnership (“BEM LP”), BRP Canada GP LP, an Ontario limited partnership (“LB LP”), and each person admitted to BRELP as a limited partner in accordance with the provisions of such agreement;

(x)    the Third Amended and Restated Limited Partnership Agreement of BRELP, dated as of February 11, 2016, by and among the BRELP General Partner, BEP, BRPI, BEM LP, LB LP, and each person admitted to BRELP as a limited partner in accordance with the provisions of such agreement, as amended (the “BRELP Limited Partnership Agreement”);

(xi)    the Special Resolution of the Sole Shareholder of 2288509, dated December 15, 2011;

(xii)    the General Conveyance by 2288509 in favour of the BEP General Partner, dated December 15, 2011;

(xiii)    the Counterpart Agreement of the BEP General Partner, dated December 15, 2011;

(xiv)    the Articles of Dissolution of 2288509, without date;

(xv)     the certificate of Brookfield Asset Management Inc., an Ontario corporation (“BAM”), BEPC, the BEP General Partner, and the BRELP General Partner, of even date herewith, delivered to us for purposes of this opinion, including all schedules and exhibits thereto (the “Certificate”); and

(xvi)     such agreements, documents, and other instruments as we have deemed necessary or appropriate.

In addition, we have examined, and have relied as to matters of fact upon, originals, duplicates, certified or conformed copies of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of BAM, BEPC, BEP, and BRELP, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed that (i) the transactions described in the Registration Statement will be consummated in the manner set forth therein; (ii) the representations made in the Certificate are true, correct, and complete and will remain true, correct, and complete at all times; (iii) any representation set forth in the Certificate qualified by knowledge, intention, belief, or any similar qualification is and will remain true, correct, and complete without regard to such qualification; and (iv) each of BEP, BRELP, and each Fiscally Transparent Subsidiary (as such term is defined in the Certificate) operates and will continue to operate in accordance with certain operating guidelines set forth in such Certificate. In addition, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions, and limitations stated herein and in the Registration Statement, we are of the opinion that (i) the statements set forth in the Registration Statement under the caption “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS,” insofar as they express conclusions as to the application of United States federal income tax law, represent our opinion as to the matters discussed therein; and (ii) as of the date hereof, each of BEP and BRELP will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, in each case as currently in effect and subject to change at any time with retroactive effect. Any change in applicable laws or facts and circumstances, or any inaccuracy in the statements, facts, assumptions, or representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy. No opinion is expressed concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the captions “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” and “LEGAL MATTERS” in the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the rules thereunder.

Very truly yours,